Exhibit 99.14

FORM OF PROXY CARD

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
GRAPHIC PACKAGING CORPORATION
[ • ], [ • ], 2007
10:00 a.m. (local time)
Offices of Alston & Bird LLP
Atlantic Center Plaza
1180 West Peachtree Street, 15th Floor
Atlanta, Georgia 30309

Graphic Packaging Corporation

814 Livingston Court, Marietta, Georgia 30067	proxy

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Daniel J. Blount and Stephen A. Hellrung, or either of them (the “Named Proxies”), as proxies, with power of substitution, to vote all the shares of the undersigned held of record by the undersigned as of [ • ], 2007, with all of the powers which the undersigned would possess if personally present at the Special Meeting of Stockholders of Graphic Packaging Corporation (the “Company”), to be held at 10:00 a.m. (local time) on [ • ], 2007, at the offices of Alston & Bird LLP, Atlantic Center Plaza, 1180 West Peachtree Street, 15th Floor, Atlanta, Georgia 30309.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE THIS PROXY BY PHONE OR INTERNET, OR BY MARKING, DATING, SIGNING AND RETURNING THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

You may revoke this proxy at any time prior to the special meeting by submitting a revised proxy, sending written notice of revocation to the Company’s Secretary or voting in person at the meeting.

Proposal 1:	To adopt the transaction agreement and agreement and plan of merger, dated as of July 9, 2007, by and among the Company, Bluegrass Container Holdings, LLC, certain affiliates of TPG Capital, New Giant Corporation, and Giant Merger Sub, Inc. and to approve the transactions contemplated by such transaction agreement.

The Board of Directors Recommends a Vote FOR Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2:	To approve a provision in New Giant Corporation’s restated certificate of incorporation authorizing 1.1 billion shares of capital stock. THIS PROVISION WILL ONLY BE IMPLEMENTED IF PROPOSAL 1 IS ALSO APPROVED.

The Board of Directors Recommends a Vote FOR Proposal 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:	To approve the postponement or adjournment of the special meeting to a later date, if determined to be necessary.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED ABOVE.

Address Change? Mark Box ☐	Indicate changes below:	Date

Signature(s) in Box	Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ • ], 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice prompt provides you.

VOTE BY INTERNET — http://www.eproxy.com/gpk/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [ • ], 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Graphic Packaging Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

This a blank page.